EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Form S-8 of Sandy Spring Bancorp, Inc. of our report, dated January 25, 2002, relating to the consolidated balance sheets of Sandy Spring Bancorp, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of income, cash flows, and changes in stockholders' equity for the years ended December 31, 2001, 2000, and 1999, which report appears on page 50 of the Sandy Spring Bancorp, Inc. 2001 Annual Report on Form 10-K.

                                                    /s/ STEGMAN & COMPANY



Baltimore, Maryland
December 16, 2002